Exhibit 10.7

REAL ESTATE SALE AGREEMENT

by and between

MFREVF-KIRKLAND CROSSING, LLC,

as Seller

and

THRE GLOBAL INVESTMENTS LLC,

as Purchaser

for

The Apartments at Kirkland Crossing

3055 Riverbirch Drive, Aurora, Kane County, Illinois 60502

November 21, 2017

THIS REAL ESTATE SALE AGREEMENT (this “Agreement”) is made and entered into as of November 21, 2017 (the “Effective Date”), by and between MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company (“Seller”), and THRE GLOBAL INVESTMENTS LLC, a Delaware limited liability company (“Purchaser”).

RECITALS:

A. Seller is the owner of the real estate and related assets hereinafter described; and

B. Seller desires to sell, and Purchaser desires to buy, the real estate and related assets hereinafter described, at the price and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated and made part of this Agreement and the mutual covenants and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT:

1. Premises. The real estate which is the subject of this Agreement is legally described on Exhibit A attached hereto, and consists of the property commonly known as “The Apartments at Kirkland Crossing,” 3055 Riverbirch Drive, Aurora, Kane County, Illinois 60502, and all of the buildings, structures and improvements located therein or thereon (collectively, with all rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, development rights and air rights thereon or thereto, the “Premises”).

2. Personal Property, Service Contracts and Leases. (a) The “Personal Property” referred to herein shall consist of: (i) all of the fixtures, furniture, equipment, machinery, supplies and other personal property described on Schedule 6(a)(11) that is owned by Seller, located at the Premises and used in connection with the operation and management of the same (collectively, the “Tangible Property”) and (ii) all of Seller’s right, title and interest in and to any and all intangible personal property related to the Property (defined below), including, without limitation: all trade names, trademarks, logos and symbols associated or used in connection with the Premises, including Seller’s rights and interests in the name “The Apartments at Kirkland Crossing” and variations thereof; plans, specifications and other architectural and engineering drawings related to the Premises; warranties and guaranties; governmental permits, approvals, licenses, certificates of occupancy, consents, authorizations, variances, waivers and approvals relating to the Premises; any and all telephone and facsimile numbers assigned to Seller with respect to the Premises; and leasing, marketing and promotional brochures and other advertising materials relating to the Premises, including, without limitation, all web addresses, domain names, URLs, all social media accounts and logo, photo, video and e-brochure files for the Premises and any and all existing licenses and permits (collectively, the “Intangible Property”).

(b) The “Assumed Service Contracts” referred to herein shall consist of all of the written agreements and service contracts pertaining to the operation of the Premises listed on Exhibit B attached hereto (the “Service Contracts”), except for any Service Contracts that Purchaser requests be terminated pursuant and subject to the limitations set forth in Section 6(c)(5) of this Agreement.

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

(c) The “Leases” referred to herein shall consist of the leases and rental agreements between the Seller (and any predecessor-in-interest to Seller, as may be applicable), as landlord, and tenants of the Premises in effect as of the date of the Closing (defined below), together with any and all amendments, modifications, supplements and guarantees of, and any and all unapplied security, pet and other refundable deposits made by tenants under, the same (but excluding Seller’s rights otherwise expressly retained hereunder, such as rents applicable to periods prior to Closing and any and all applied or otherwise non-refundable application, move-in, pet and other fees).

3. Sale/Conveyance and Assignment. Seller agrees to sell, convey and assign to Purchaser, and Purchaser agrees to buy and assume from Seller, at the price and upon the other terms and conditions hereafter set forth (a) the Premises, (b) the Personal Property, (c) the Assumed Service Contracts and (d) the Leases (collectively, the “Property”).

4. Transfer of Title. (a) Title to the Premises shall be conveyed to Purchaser by a Special Warranty Deed (the “Deed”) executed by Seller, in the form attached hereto as Exhibit C.

(b) The Tangible Property shall be conveyed to Purchaser by a bill of sale (the “Bill of Sale”) executed by Seller, in the form attached hereto as Exhibit D.

(c) The Assumed Service Contracts, the Leases and the Intangible Property shall be assigned by Seller and assumed by Purchaser by an Assignment and Assumption of Leases and Service Contracts and Intangible Property (the “Assignment of Leases and Service Contracts”), in the form attached hereto as Exhibit E.

5. Purchase Price; Earnest Money. The purchase price for the shall be FIFTY-FOUR MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($54,100,000.00) (the “Purchase Price”) payable by Purchaser to Seller as follows:

(a) Within three (3) business days after the date of this Agreement, Purchaser shall deposit into a strict joint order escrow trust established with Stewart Title Guaranty Company, 10 South Riverside Plaza, Suite 1450, Chicago, Illinois 60606, Attention: Megan Toborg (“Title Insurer”), as earnest money hereunder the sum of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) (the “Earnest Money”). The Earnest Money may, at Purchaser’s election, be invested in United States treasury obligations or such other interest-bearing accounts or securities as are approved by Purchaser in writing; all interest earned on the Earnest Money shall be administered, paid or credited (as the case may be) in the same manner as the Earnest Money and, when credited to the escrow account shall constitute additional Earnest Money. At the closing of the transactions contemplated by this Agreement (the “Closing”), Purchaser shall receive a credit against the Purchase Price for the Earnest Money.

(b) The Purchase Price, less a credit for the Earnest Money and any other credits expressly set forth in this Agreement, and plus or minus prorations and adjustments as set forth in Section 17 hereof, shall be paid by Purchaser to Seller by wire transfer of immediately available federal funds prior to 1:00 p.m. Chicago time on the Closing Date.

6. Representations, Warranties and Covenants.

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THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

(a) Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser as of the Effective Date and as of the Closing Date that:

(1) Organization and Authority. Seller is duly organized and is validly existing as a Delaware limited liability company that is qualified to do business in the State of Illinois. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and such other documents contemplated hereby, consummate or cause to be consummated the sale and make or cause to be made transfers and assignments contemplated herein. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement has been authorized and properly executed and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, and all of the documents to be delivered by Seller at the Closing (collectively, the “Closing Documents”) shall be authorized and properly executed and shall constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

(2) Conflicts. There is no agreement to which Seller is a party or, to Seller’s Knowledge (defined below), that is binding on Seller or the Property which is in conflict with this Agreement or which would limit or restrict the timely performance by Seller of its obligations pursuant to this Agreement or under any Closing Document.

(3) Litigation. Seller has neither initiated nor received written notice of any action, suit or proceeding that is currently pending against Seller or with respect to the Property and, to Seller’s Knowledge, no such action, suit or proceeding is threatened against Seller or the Property which (i) if adversely determined, would materially and adversely affect the Property, or (ii) which challenges or impairs Seller’s ability to execute, deliver or perform its obligations under this Agreement or any Closing Document, or otherwise consummate the transaction contemplated by this Agreement.

(4) Leases. Schedule 6(a)(4) sets forth a copy of the most recent rent roll for the Premises, which, to Seller’s Knowledge, is true, complete and correct in all material respects, and sets forth all Leases and Security Deposits, as of the date of such rent roll. To Seller’s Knowledge, true, complete and correct copies of all Leases have been made available to Purchaser and there are no other leases, rental or occupancy agreements granting any tenant the right to use or occupy any part of the Premises. To Seller’s Knowledge and except as otherwise noted on the rent roll or otherwise disclosed to Purchaser in writing, all rents are being collected on a current basis, no tenant has paid rent more than one (1) month in advance, all Leases are in full force and effect and there are no concessions or defaults.

(5) Service Contracts. Exhibit B sets forth all of the Service Contracts presently outstanding with respect to the Premises. To Seller’s Knowledge, true, complete and correct copies of all Service Contracts have been made available to Purchaser and there are no other written agreements or service contracts pertaining to the operation of the Premises and Seller has not received any written notice alleging default by Seller under any Service Contract.

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THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

(6) Notice of Violations. Seller has received (i) no written notice(s) that either the Premises or the use thereof violates any laws, rules and regulations of any federal, state, county or city government or any agency, body, or subdivision thereof having any jurisdiction over the same that have not been resolved to the satisfaction of the issuer of the notice or (ii) no written notice(s) of any violations of (A) any declarations, easement agreements, reciprocal easement agreements or other instrument encumbering the Premises (collectively, “CCRs”) or (B) any judgments, orders or decrees of any court having jurisdiction over Seller or the Premises which violations remain uncured.

(7) Withholding Obligation. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(8) Condemnation. There are no pending or, to Seller’s Knowledge, threatened condemnation or similar proceedings affecting the Property or any part thereof.

(9) ERISA. Seller is not (and, throughout the period transactions are occurring pursuant to this Agreement, will not be) and is not acting on behalf of (and, throughout the period transactions are occurring pursuant to this Agreement, will not be acting on behalf of) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold the plan assets of any of the foregoing pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. Seller is either not, and is not using the assets of, a “governmental plan” as defined in Section 3(32) of ERISA or, if Seller is, or is using the assets of, a governmental plan, the transactions contemplated by this Agreement are not in violation of any laws applicable to Seller, regulating investments of, or fiduciary obligations with respect to, governmental plans.

(10) Patriot Act Compliance. Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly, for or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in this transaction, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by law or that the transaction or this Agreement is or will be in violation of law. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

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(11) Personal Property. To Seller’s Knowledge, (a) Schedule 6(a)(11) contains a list of all Tangible Property being used at the Premises as of the date hereof that is true, complete and correct in all material respects, and (b) all such Tangible Property is owned by Seller free and clear of any leases, security agreements or other liens, security interests or third party claims of any kind.

(12) Bankruptcy. No bankruptcy, insolvency, reorganization, or similar action or proceeding, whether voluntary or involuntary, is pending or to Seller’s Knowledge, threatened or anticipated against Seller. Seller has not previously filed for or has been the subject of any bankruptcy, insolvency, reorganization, or any other similar action or proceeding, whether voluntary or involuntary.

(13) Assessments; Appeals. To Seller’s Knowledge and except as disclosed in the Title Commitment or otherwise to Purchaser in writing, there are no special assessment or tax appeal or protest proceedings affecting the Property.

(14) No Other Agreements. To Seller’s Knowledge, there are no written agreements in force or effect that will affect the Property after Closing other than the Leases, Service Contracts and Permitted Exceptions.

(15) No Employees. Seller does not employ any person at the Property, and all persons employed at the Property (other than persons as may be employees of any vendor under a Contract) are employees of the on-site property manager of the Property (the “Property Manager”).

(16) Delivery of Materials. To Seller’s Knowledge, any and all written reports, financial statements, notices, files, correspondence and other documents pertaining to the Property and made available to Purchaser by Seller, Property Manager or Broker are true, complete and unaltered versions of that which is regularly produced and relied upon by Seller and Property Manager in the ordinary course of owning and managing the Property.

For purposes of this Section 6(a), the term “Seller’s Knowledge” means the actual knowledge of the current asset manager for the Premises, Timothy J. Strang, Vice President, Institutional Real Estate, Direct, Mesirow Financial, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any other officer, director, agent, manager, member, representative, employee or advisor of Seller, or impose upon the aforementioned individual or Seller any duty to inquire into or investigate the matter to which such actual knowledge, or absence thereof, pertains, other than with respect to matters wherein a similarly situated and reasonably prudent asset manager would make inquiry of its property manager.

(b) Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller as of the Effective Date and as of the Closing Date as follows:

(1) Organization and Authority. Purchaser has been duly organized and is validly existing as a Delaware limited liability company that, prior to the Closing Date, shall be qualified to do business in the State of Illinois. Purchaser has the full right and authority and has obtained any and all consents required therefor to enter into this

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Agreement, consummate or cause to be consummated the purchase, and make or cause to be made the deliveries and undertakings contemplated herein or hereby. The person signing this Agreement on behalf of Purchaser is authorized to do so. This Agreement has been authorized and properly executed and constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, and all of the documents to be delivered by Purchaser at the Closing shall be authorized and properly executed and shall constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

(2) ERISA. Purchaser is not (and, throughout the period transactions are occurring pursuant to this Agreement, will not be) and is not acting on behalf of (and, throughout the period transactions are occurring pursuant to this Agreement, will not be acting on behalf of) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold the plan assets of any of the foregoing pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. Purchaser is either not, and is not using the assets of, a “governmental plan” as defined in Section 3(32) of ERISA or, if Purchaser is, or is using the assets of, a governmental plan, the transactions contemplated by this Agreement are not in violation of any laws applicable to Purchaser, regulating investments of, or fiduciary obligations with respect to, governmental plans.

(3) Patriot Act Compliance. Neither Purchaser nor any person, group, entity or nation that Purchaser is acting, directly or indirectly, for or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Purchaser is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Purchaser is not engaging in this transaction, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Purchaser have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Purchaser is prohibited by law or that the transaction or this Agreement is or will be in violation of law. Purchaser has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

(c) Covenants of Seller. Seller covenants and agrees that during the period from the date of this Agreement through and including the Closing Date:

(1) Seller will timely pay and perform its obligations under the Leases, the Service Contracts and all CCRs affecting the Premises.

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(2) From and after November 28, 2017, Seller will not without Purchaser’s prior written consent enter into any new, or materially amend any existing, (A) Lease, unless the same has a term between twelve (12) and twenty-four (24) months and is otherwise on commercially reasonable market terms, or (B) Service Contract, unless Purchaser can terminate the same after Closing without cause and without payment of a penalty on not more than thirty (30)-days’ notice.

(3) Seller will not remove any Personal Property from the Premises except as may be required for necessary repair or replacement, and in the event of such replacement, the replacement shall be of materially equal or better quality and quantity as existed as of the time of its removal.

(4) Seller will continue to operate and maintain the Premises in accordance with current practices, including maintenance of existing insurance coverages; provided, however, that notwithstanding current practices Seller shall not be required to make any capital expenditures in maintaining and operating the Premises.

(5) Seller agrees to terminate by written notice to the other parties thereto, effective as of Closing, each Service Contract that Purchaser directs Seller to terminate, as conclusively evidenced by Seller’s receipt of written notice to that effect from Purchaser prior to the expiration of the Due Diligence Period, but subject to the following. Seller shall only be required to terminate such Service Contracts that Seller is entitled to terminate without incurring any monetary penalty upon no more than thirty (30) days’ advance notice. All other Service Contracts shall be assumed by Purchaser and deemed an “Assumed Service Contract”.

(6) Seller shall not remove any Tangible Property except as may be required for necessary repair or replacement (which repair and replacement shall be of equal quality and quantity as existed as of the time of the removal), or otherwise in accordance with current inventory and management standards of Seller for its affiliate-owned apartment properties, provided that any appliances, leasing office furniture, or other similar items of equipment so removed by Seller are promptly replaced by Seller, at the sole cost and expense of Seller, with items of comparable value and utility.

(7) Seller will retain Fox Valley Fire & Safety Co. (“FVFSC”) to inspect and repair or replace all damaged, out of date, painted or otherwise deficient fire sprinkler heads, including (without limitation) all fire sprinkler heads located each apartment unit, and all garages and common areas, all at Seller’s sole cost and expense, as conclusively evidenced by FVFCS’s issuance of a written scope of work performed, certificate of completion and warranty to Purchaser to that effect (the “FVFSC Certificate”).

(d) Representations and Warranties Prior to Closing. The continued validity in all respects of the foregoing representations and warranties shall be a condition precedent to the obligation of the party to whom the representation and warranty is given to close this transaction. If any of Seller’s representations and warranties shall not be true and correct at any time on or before the Closing whether not true and correct as of the date of this Agreement or whether any change in facts or circumstances has made the applicable representation and warranty no longer

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true and correct and regardless as to whether Purchaser becomes aware of such fact through Seller’s notification or otherwise, then Purchaser may, at Purchaser’s option, exercised by written notice to Seller (and as its sole and exclusive remedy), either (i) proceed with this transaction, accepting the applicable representation and warranty as being modified by such subsequent matters or knowledge and waiving any right relating thereto, if any, or (ii) terminate this Agreement and declare this Agreement of no further force and effect and in which event the Earnest Money shall promptly be returned to Purchaser and Seller shall have no further liability hereunder by reason thereof.

7. Due Diligence Period.

(a) Purchaser shall have a period ending at 5:00 p.m. Chicago time on December 1, 2017 (the “Due Diligence Period”), to examine, inspect, and investigate the Property and, in Purchaser’s sole judgment and discretion, to determine whether Purchaser wishes to proceed to purchase the Property. Purchaser may terminate this Agreement at any time, for any or no reason, during the Due Diligence Period by delivering written notice of such termination to Seller prior to the expiration of the Due Diligence Period. If this Agreement is terminated pursuant to this Section 7, the Earnest Money shall be immediately refunded to Purchaser, and neither party shall have any further liability or obligation to the other under this Agreement except for the indemnity provisions set forth in Section 7(c) of this Agreement and any other provision of this Agreement that is expressly intended to survive the termination of this Agreement.

(b) If Seller does not receive a written termination notice from Purchaser prior to the expiration of the Due Diligence Period, then Purchaser shall be deemed to have elected to proceed to purchase the Property and this Agreement shall continue in full force and effect. If Purchaser elects to proceed (or is deemed to have elected to proceed) to purchase the Property then, except as otherwise expressly provided in this Agreement, the Earnest Money shall not be refunded to Purchaser, and Seller shall be entitled to keep and retain the same.

(c) Purchaser’s examination, inspection and investigation of the Property under this Section is and shall at all times be subject to that certain Access Release and Indemnity Agreement dated as of October 27, 2017 (the “Access Agreement”). The Access Agreement is hereby incorporated in, and deemed amended to be coterminous with, this Agreement. In the event of any conflict between a term or provision of the Access Agreement and a similar term or provision of this Agreement, the provision Access Agreement shall control.

8. As Is Sale; Release.

(a) By Closing on the Property in accordance with this Agreement, Purchaser will be deemed to have acknowledged and agreed that it has been given a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Purchaser’s choosing, including, without limitation:

(1) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

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(2) The physical condition of the Premises, including, without limitation, the interior, the exterior, the structure, the paving, the utilities, environmental and all other physical and functional aspects of the Premises.

(3) Easements and/or access rights affecting the Premises, whether reflected in the Title Commitment, the Survey or in any other survey obtained by or delivered to Purchaser.

(4) The Leases and all matters in connection therewith, including, without limitation, the ability of the tenant thereunder to pay the rent.

(5) The Service Contracts and any other documents or agreements of significance affecting the Property and furnished to Purchaser.

(b) PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING THE PREMISES ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN ANY OF THE DOCUMENTS REQUIRED TO BE DELIVERED BY SELLER AT CLOSING, PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PREMISES, INCLUDING, BUT NOT LIMITED TO THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PREMISES, (IV) THE DEVELOPMENT POTENTIAL OF THE PREMISES, AND THE PREMISES’ USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PREMISES FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PREMISES OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PREMISES, (VI) THE COMPLIANCE OF THE PREMISES OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PREMISES OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PREMISES, (IX) THE CONDITION OF TITLE TO THE PREMISES, (X) THE LEASES, SERVICE CONTRACTS AND ANY OTHER AGREEMENTS AFFECTING THE PREMISES AND (XI) THE ECONOMICS OF ANY PAST OR FUTURE OPERATIONS OF THE PROPERTY.

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(c) WITHOUT LIMITING THE ABOVE, BUT SUBJECT TO PURCHASER’S RIGHTS UNDER SECTION 9 BELOW, PURCHASER ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, SELLER, SELLER’S MEMBERS, MANAGERS, AGENTS, INVESTMENT ADVISORS AND AFFILIATES AND THE MEMBERS, MANAGERS, PARTNERS, TRUSTEES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF EACH OF THEM, AND THEIR RESPECTIVE HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS (COLLECTIVELY, THE “SELLER RELATED PARTIES”), FROM ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTION 6901, ET SEQ.), THE RESOURCES CONVERSATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901, ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTION 1251, ET SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. SECTION 1401, ET SEQ.), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTION 1801, ET SEQ.), THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. SECTION 2601, ET SEQ.), ANY SIMILAR ENVIRONMENTAL STATE OR LOCAL STATUTES, REGULATIONS, RULES OR REQUIREMENTS, AND ANY FEDERAL, STATE OR LOCAL ENVIRONMENTAL STATUTES, REGULATIONS, RULES OR REQUIREMENTS RELATING TO TOXIC MOLDS. THE PROVISIONS OF THIS SECTION 8(C) SHALL SURVIVE CLOSING.

9. Survival of Representations and Warranties After Closing; Limitation of Seller’s Liability. (a) All representations and warranties of Seller herein shall survive the Closing for a period of nine (9) months (the “Limitation Period”).

(b) Purchaser shall provide written notice to Seller of any actual breach of any of Seller’s warranties or representations of which Purchaser acquires knowledge, through any means, at any time after the Closing Date but prior to the expiration of the Limitation Period, and shall allow Seller thirty (30) days within which to cure such breach. If the breach is susceptible of cure but cannot reasonably be cured within thirty (30) days and Seller has commenced and is diligently pursuing such cure, then Purchaser shall allow Seller an additional thirty (30) days, or sixty (60) days in total, to cure the breach. If Seller fails to cure a breach after actual written notice and within such cure period (as extended), Purchaser’s sole remedy shall be an action at law for damages, which must be commenced, if at all, within thirty (30) days after the expiration of the later of (i) the Limitation Period and (ii) the cure period (as extended).

(c) Notwithstanding anything in this Section 9 to the contrary, (i) Purchaser shall not be entitled to make a claim against Seller for a violation of the representations, warranties, and covenants unless the amount of damages to Purchaser equals or exceeds TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) in any one instance and (ii) the cumulative, maximum amount of liability that Seller shall have to Purchaser for breaches of the representations,

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warranties and covenants under this Agreement and in any document executed by Seller pursuant to this Agreement shall not exceed SEVEN HUNDRED FIFTY THOUSAND DOLLARS AND NO/100 DOLLARS ($750,000.00) (“Seller’s Maximum Liability”). Seller hereby acknowledges that, notwithstanding anything to the contrary set forth in this Agreement, Seller’s obligation to indemnify Purchaser under Section 20 of this Agreement shall not be subject to the Seller’s Maximum Liability.

10. Closing. (a) The Closing shall be accomplished through the escrow referred to in Subsection (b) below, and shall take place at 1:00 p.m. Chicago time on December 8, 2017 or such on such other day as Purchaser and Seller shall agree upon in writing, or as extended pursuant to the provisions of Section 10(c) or Section 11(a)(7) below (the “Closing Date”), at the offices of the Title Insurer, provided that all conditions precedent to the Closing have been fulfilled or have been waived in writing by the respective party entitled to waive the same.

(b) On or prior to the date set for Closing under this Agreement, the parties shall establish the usual form of deed and money escrow with Title Insurer. Counsels for the respective parties are hereby authorized to execute the escrow trust instructions as well as any amendments thereto.

(c) Purchaser shall have the right to extend the Closing Date upon written notice received by Seller by 2:00 p.m. Chicago time on December 8, 2017, in which event (1) the Closing shall take place at 1:00 p.m. Chicago time on December 12, 2017, (2) Purchaser shall provide Seller with a credit at Closing in the amount of any and all additional per diem interest and other out-of-pocket expenses incurred by Seller as a direct result from Purchaser’s extension, (3) the prorations and adjustments to be made under Section 17 shall be recalculated as of the extended Closing Date and (4) the Closing shall otherwise be consummated in accordance with the terms and conditions set forth in this Agreement.

11. Conditions to Purchaser’s Obligation to Close. (a) Purchaser shall not be obligated to proceed with the Closing unless and until each of the following conditions has been either fulfilled or waived in writing by Purchaser:

(1) This Agreement shall not have been previously terminated pursuant to any other provision hereof;

(2) Seller shall have delivered to Title Insurer all instruments and documents to be delivered to Purchaser at the Closing pursuant to Section 14 and Section 16 or any other provision of this Agreement;

(3) The representations and warranties of Seller and the Property contained in Section 6(a) shall be true and correct as of Closing in all material respects;

(4) Seller shall have performed in all material respects all of its agreements and obligations required by this Agreement to be performed at or prior to Closing;

(5) The Title Insurer shall issue to Purchaser the Title Policy (as hereinafter defined), pursuant to Section 13(b) hereof;

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THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

(6) All property management services provided to the Premises under any property management agreement shall have been terminated on or prior to the Closing, as conclusively evidenced by delivery of an executed termination to Purchaser at or prior to the Closing;

(7) Seller shall have filed a Notice of Sale, Purchase, or Transfer of Business Assets (Form CBS-1) with the Illinois Department of Revenue with respect to the transaction contemplated by this Agreement and received written evidence that no tax, penalty or interest is assessed against Seller but remains unpaid that is satisfactory to Purchaser acting reasonably and in good faith (provided that, if no such written evidence has been obtained by Seller at or prior to Closing, Purchaser may extend the Closing Date for five (5) business days to allow Seller to obtain such written evidence). If any tax, penalty or interest is owing by Seller, Purchaser may direct such amounts to be paid to the applicable governmental authority from the Purchase Price; and

(8) The FVFSC Certificate shall have been issued to Purchaser (provided that, if the FVFSC Certificate has not been issued at or prior to Closing, Purchaser may require Seller to assign its agreement with FVFSC to Purchaser at Closing and provide Purchaser with a credit at Closing equal to FVFSC’s estimate of the cost to complete all remaining work).

(b) In the event that any of the foregoing conditions shall not have been fulfilled on or before the time for Closing hereunder, then subject to the provisions of Section 18(b) hereof, Purchaser may elect, upon written notice to Seller, to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

12. Conditions to Seller’s Obligation to Close. (a) Seller shall not be obligated to proceed with the Closing unless and until each of the following conditions has been fulfilled or waived in writing by Seller:

(1) Purchaser shall be prepared to pay to Seller the Purchase Price and all other amounts to be paid to it at Closing pursuant to the provisions of this Agreement;

(2) Purchaser shall have delivered to Title Insurer all instruments and documents to be delivered to Seller at the Closing pursuant to Section 15 and Section 16 or any other provision of this Agreement; and

(3) This Agreement shall not have been previously terminated pursuant to any other provision hereof.

(b) In the event that any of the foregoing conditions shall not have been fulfilled on or before the time for Closing hereunder, then subject to the provisions of Section 18(a) hereof, Seller may elect, upon written notice to Purchaser, to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

13. Title Insurance. (a) Purchaser acknowledges that it has received (i) a commitment (the “Title Commitment”) for the Title Policy (defined below), together with all of the underlying documentation described in such Title Commitment and (ii) Seller’s most recent survey of the Premises (the “Survey”).

(b) As a condition to Closing, Title Insurer shall irrevocably commit to issue to Purchaser at Closing an extended coverage owner’s title insurance policy (the “Title Policy”) issued by Title Insurer, dated the day of Closing, in the full amount of the Purchase Price, the form of which shall be American Land Title Association Owner’s Policy, Standard Form B, 2006 (or other form required or promulgated pursuant to applicable state insurance regulations), subject only to the Permitted Exceptions (defined below). The Title Policy may contain any and all endorsements reasonably requested by Purchaser; provided, that if the Title Insurer is unable or unwilling to provide any of the foregoing endorsements to Purchaser’s Title Policy, Purchaser shall nevertheless be obligated to proceed to the Closing of the transactions contemplated by this Agreement.

(c) Prior to the expiration of the Due Diligence Period, Purchaser shall review title to the Premises as disclosed by the Title Commitment and the Survey, and satisfy itself as to the availability from the Title Insurer of the Title Policy and all requested endorsements to such Title Policy. Purchaser shall have the right, at its sole cost and expense, to obtain an update of the Survey at any time prior to the expiration of the Due Diligence Period.

(d) Title Objections.

(1) Seller shall have no obligation to remove or cure title objections, except for [i] mortgages, deeds of trust (and all associated security instruments such as assignment of leases and rents and recorded UCC-1 financing statements) granted and other liens of an ascertainable amount created by Seller, which liens Seller shall cause to be released at the Closing, [ii] any exceptions or encumbrances to title which are created by Seller after the date of this Agreement without Purchaser’s consent, [iii] non-consensual liens not exceeding Fifteen Thousand and No/100 Dollars ($15,000.00) in the aggregate (but expressly excluding notices of commencement, liens or claims of lien for work or materials performed or supplied by or on behalf of any tenant) and [iv] any and all recorded judgments against Seller or the Premises, which liens Seller shall cause to be released at the Closing. In addition, Seller shall have no obligation to provide any affidavits, personal undertakings or title indemnities to the Title Insurer respecting the issuance of the Title Policy or any endorsements to the Title Policy; provided, that Seller will provide the Title Insurer with a customary ALTA statement, personal undertaking or owner’s affidavit (collectively, an “Owner’s Affidavit”), in form and substance reasonably acceptable to the Title Insurer, which will permit the Title Insurer to remove the standard “mechanics lien” and “GAP” exceptions.

(2) If any update to the Title Commitment issued after the Due Diligence Period discloses any exception other than the Permitted Exceptions (a “New Exception”), Purchaser may object to such New Exception by delivering written notice of the same (a “New Exception Notice”) to Seller within two (2) business days of Purchaser’s receipt of the updated Title Commitment, in which event Seller may elect to cure the same, as

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THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

conclusively evidenced by Title Insurer’s removal of the New Exception from the Title Commitment. Seller has no duty to remove or cure any New Exception. If Seller has not removed or cured the New Exception within five (5) days of Seller’s receipt of the New Exception Notice, then Purchaser may elect to terminate this Agreement by delivering written notice to that effect (a “New Exception Termination Notice”), whereupon the Earnest Money shall be immediately returned to Purchaser and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement. If Seller does not receive a New Exception Termination Notice from Purchaser within ten (10) days of Seller’s receipt of the New Exception Notice, then Purchaser shall be deemed to have [i] waived its objection to the New Exception, [ii] agreed that the New Exception constitutes a Permitted Exception and [iii] agreed to proceed to purchase the Property, and this Agreement shall continue in full force and effect. If Purchaser elects to proceed (or is deemed to have elected to proceed) to waive the New Exception and purchase the Property then, except as otherwise expressly provided in this Agreement, the Earnest Money shall not be refunded to Purchaser, and Seller shall be entitled to keep and retain the same.

(e) “Permitted Exceptions” shall mean: (1) any exception arising out of an act of Purchaser or its representatives, agents, employees or independent contractors; (2) zoning and subdivision ordinances and regulations; (3) the specific exceptions in the Title Commitment that the Title Insurer has not agreed to affirmatively insure over or remove from the Title Commitment as of the end of the Due Diligence Period and that Seller is not required to remove as provided above; (4) items shown on the Survey or any updated survey of the Premises which have not been removed as of the end of the Due Diligence Period; (5) real estate taxes and assessments not yet due and payable; (6) rights of tenants under the Leases, as tenants only without options to purchase or rights of first refusal; (7) notices of commencement, liens or claims of lien for work or materials performed or supplied by or on behalf of any tenant; and (8) the standard exclusions from coverage set forth in the Title Policy that Seller is not required to remove as provided above.

14. Documents to be Delivered by Seller at Closing. At Closing, Seller shall deliver or cause to be delivered to the Title Insurer each of the following instruments and documents:

(a) Deed. The Deed, in the form attached hereto as Exhibit C.

(b) Bill of Sale. The Bill of Sale covering the Personal Property, in the form attached hereto as Exhibit D.

(c) The Title Policy. The Title Policy may be delivered after the Closing if at the Closing the Title Insurer issues a currently effective, duly-executed “marked-up” Title Commitment (or a pro forma Title Policy) and irrevocably and unconditionally commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment (or pro forma Title Policy) promptly after the Closing, without any additional exception, modification or requirement.

(d) Transfer Tax Declarations. Original copies of any required real estate transfer tax or documentary stamp tax declarations executed by Seller or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

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(e) FIRPTA. An affidavit, in the form attached hereto as Exhibit G, stating Seller’s U.S. taxpayer identification number and that Seller is a “United States person”, as defined by Internal Revenue Code Section 1445(f)(3) and Section 7701(b).

(f) Owner’s Affidavit. The Owner’s Affidavit.

(g) Tenant Ledgers. A tenant ledger for each of the Leases, certified by Seller as being true, complete and correct in all material respects as of such date.

(h) Certificate of Representations and Warranties. A certificate in the form of Exhibit H hereto, executed by Seller and reaffirming and updating to the Closing Date the representations and warranties made by Seller under Section 6(a), and attaching thereto an updated rent roll for the Property.

(i) Termination of Property Management Agreement and Service Contracts. Evidence of termination of the existing property management agreement for the Property and all Service Contracts that are not Assumed Service Contracts.

(j) Lien Waiver. A final lien waiver from the current property manager for the Property.

(k) Other Deliveries. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required by Purchaser or Title Insurer to carry out the terms and intent of this Agreement.

15. Documents to be Delivered by Purchaser at Closing. At Closing, Purchaser shall deliver or cause to be delivered to the Title Insurer each of the following instruments, documents and amounts:

(a) Purchase Price. The Purchase Price calculated and delivered pursuant to Section 5 hereof, subject to adjustment and proration as provided in Section 17 below.

(b) Transfer Tax Declarations. Original copies of any required real estate transfer tax or documentary stamp tax declarations executed by Purchaser or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby including, without limitation, a Form 1099-NRS for withholding tax, which Purchaser must file within fifteen (15) days of Closing.

(c) Other Documents. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required by Seller or Title Insurer to carry out the terms and intent of this Agreement.

16. Documents to be Delivered by Seller and Purchaser at Closing. At Closing, Purchaser and Seller shall deliver or cause to be delivered to the Title Insurer each of the following instruments and documents:

(a) Settlement Statement. A fully executed settlement statement.

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THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

(b) Notice to Tenants. A duly executed notice, in the form attached hereto as Exhibit E, to each of the tenants under the Leases.

(c) Notice to Vendors. A duly executed notice, in a form reasonably agreed to by Seller and Purchaser and that complies with applicable law, to each party under the Assumed Service Contracts.

(d) Assignment of Leases, Service Contracts and Intangible Property. An Assignment of Leases, Service Contracts and Intangible Property, in the form attached hereto as Exhibit F, transferring and assigning to Purchaser, to the extent the same are assignable, all right, title and interest of Seller in the Leases, the Assumed Service Contracts, the Intangible Property and the other property described therein.

17. Prorations and Adjustments. (a) The following items shall be prorated and adjusted between Seller and Purchaser as of 12:01 a.m. Chicago time on the date of Closing, except as otherwise specified. Seller shall deliver the prorations to Purchaser no later than 12:00 p.m. Chicago time two (2) business days prior to the Closing Date and Seller and Purchaser shall agree on the prorations in writing no later than 12:00 p.m. Chicago time on the date that is one (1) business day prior to the Closing Date (the “Proration Cut-Off”). If the parties are unable to reach agreement with respect to any item that is subject to proration under this Section 17(a) by the Proration Cut-Off, then the parties shall exclude that item from the final Closing prorations and make best efforts to reach agreement with respect thereto during the Limitation Period.

(1) Taxes. All ad valorem property taxes and assessments that were paid or will be payable in the year of Closing shall be prorated between Seller and Purchaser on a cash-paid basis (without regard to whether such taxes and assessments were assessed or became a lien prior, during, or subsequent to the calendar year of payment). For purposes of explanation, if the Closing occurs within calendar year 2017, then the taxes and assessments prorated under this subsection shall be the bills for such taxes and assessments that are actually paid or payable during calendar year 2017, irrespective of the fact that such bills are for taxes due and payable with respect to calendar year 2016. If final tax bills payable during the year of Closing are not yet known as of the Closing Date, then such bills will be estimated at Closing based on the last fully-known payable annual taxes, and such prorations shall be final as of the Closing.

(2) Tax Refunds. If any appeal or other proceeding for the reduction of ad valorem property taxes payable for the year of Closing is pending as of the Closing Date, then any refund awarded, less all costs and expenses incurred by Seller in prosecuting the appeals or other proceeding, shall be prorated by the parties within thirty (30) days of the receipt of the refund in the same proportion as the ad valorem property taxes payable for the year of Closing were prorated. Any refunds or reductions in ad valorem property taxes payable for years preceding the year of Closing shall belong solely to Seller. The provisions of this Section 17(a)(2) shall survive Closing.

(3) Utilities. All utilities shall be prorated based upon actual, final invoices, or, if the same are not available, estimates using the most recent actual invoices. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are

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THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

transferable and that are assigned to Purchaser at the Closing. In the case of non-transferable deposits, Purchaser shall be responsible for making any security deposits required by utility companies providing service to the Premises.

(4) Collected Rent. Purchaser shall receive a credit for any rent and other income (and any applicable state or local tax on rent) under Leases collected by Seller before Closing that applies to any period on or after Closing. Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, Purchaser shall apply all rent and income collected by Purchaser from a tenant (x) first to such tenant’s rental obligations for the month in which the Closing occurs, (y) next to such tenant’s monthly rental for the month in which the payment is made, and (z) then to arrearages in the reverse order in which they were due (most recent receivable paid first), remitting payment first to Purchaser, for any rent or expense properly allocable for Purchaser’s period of ownership of the Premises, and then to Seller, after deducting collection costs, any rent or expense reimbursements properly allocable to Seller’s period of ownership. Purchaser shall bill and use commercially reasonable efforts to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Seller shall have the right, but not the obligation, to pursue collection of such rent arrearages for a period of three (3) months after Closing except that [i] Seller may not pursue any action involving dispossession of any then current tenant at the Premises and [ii] Seller may only pursue collection if and to the extent that the same are not collected by Purchaser and remitted to Seller. Any rent or other income received by Seller after Closing which is owed to Purchaser shall be remitted to Purchaser promptly after receipt.

(5) Tenant Security Deposits. All unapplied tenant security, pet and other refundable deposits (and interest thereon if required by law or contract to be earned thereon) under the Leases held by Seller at Closing, shall be credited to Purchaser at Closing. Purchaser covenants and agrees with Seller that Purchaser will hold, administer and apply all such unapplied deposits in accordance with applicable law. The foregoing covenant shall survive Closing indefinitely. No credit shall be given to Purchaser at Closing with respect to any move-in fees, pet fees or other non-refundable payments made by tenants to Seller, except to the extent that such payments were received in the month in which the Closing occurs, in which event such payments shall constitute other income subject to proration under Section 17(a)(4) above.

(6) Service Contracts. With respect to Assumed Service Contracts, Seller shall receive a credit for prepaid charges and premiums applicable to Purchaser’s period of ownership. Purchaser shall be entitled to a credit against the Purchase Price for sums that are due (or accrued) and unpaid as of the Closing Date under any Assumed Service Contracts.

(7) Owner Deposits. Seller shall be entitled to the return of all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Premises that have been provided by Seller or any of its affiliates, agents or investment advisors to any governmental agency, public utility, or similar entity (collectively, “Owner Deposits”). Seller shall deliver to Purchaser a list of any and all

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THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

outstanding Owner Deposits by November 28, 2017. To the extent identified on such list, Purchaser shall replace such Owner Deposits and obtain the release of Seller (or its affiliates) from any obligations under such Owner Deposits. To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not receive a credit, such funds shall be delivered to Seller immediately upon their receipt.

(8) Make-Ready Credit. Purchaser shall receive a credit in the amount of SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($750.00) for each apartment that is vacant but has not been made ready for a new tenant five (5) business days prior to the Closing Date in accordance with Seller’s current practices.

(b) Final Prorations. For any Closing prorations made with respect to estimates for utilities under Section 17(a)(3) and Assumed Service Contracts under Section 17(a)(8), such prorations shall be readjusted based upon the actual bills received after the Closing and before the expiration of the Limitation Period. There shall be no readjustment of any Closing prorations at any time after the Limitation Period expires. There shall be no readjustment of the ad valorem property tax Closing proration made under Section 17(a)(1) at any time. This Section 17(b) shall survive Closing.

18. Default; Termination. (a) If Purchaser defaults hereunder, then provided Seller is not in material default, Seller’s sole remedy shall be to terminate this Agreement by giving written notice thereof to Purchaser, whereupon the entire amount of the Earnest Money shall be retained by Seller as liquidated damages as Seller’s sole and exclusive remedy, and neither party shall have any further liability or obligation to the other. The parties acknowledge and agree that Seller’s actual damages in the event of Purchaser’s default are uncertain in amount and difficult to ascertain and that said amount of liquidated damages was reasonably determined.

(b) If Seller defaults hereunder or a condition hereunder is not satisfied within five (5) business days of Seller’s receipt of written notice of Purchaser’s refusal to waive the same, then provided Purchaser is not in material default, Purchaser may, at its sole election, either:

(1) Terminate this Agreement, whereupon the Earnest Money shall be immediately returned to Purchaser and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement; or

(2) Assert and seek judgment against Seller for specific performance;

provided that the foregoing shall be Purchaser’s sole and exclusive remedies, and the exercise of one of such remedies by Purchaser shall be deemed an election of remedies, and shall preclude Purchaser from the exercise of the other such remedy. If (i) Purchaser elects to seek, but is unsuccessful in obtaining or enforcing, a judgment against Seller for specific performance and Seller is proven to have willfully defaulted under this Agreement, as conclusively evidenced by a final order entered to that effect, or (ii) if Purchaser elects to terminate this Agreement and Seller is proven to have willfully defaulted under this Agreement, as conclusively evidenced by a final order entered to that effect, then Seller will reimburse all out-of-pocket expenses reasonably incurred by Purchaser in connection with its pursuit of the transaction contemplated by this Agreement in an amount not to exceed ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00).

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19. Expenses. (a) All recording fees respecting the Deed, the title insurance premium for the base Title Policy without endorsements (other than those required to provide extended coverage and cure any title exceptions that Seller is required to cure), one-half ( 1⁄2) of the escrow fee, and all state, county and local transfer taxes shall be borne and paid by Seller.

(b) Title insurance premiums for any and all Title Policy endorsements (other than those required to provide extended coverage and cure any title exceptions that Seller is required to cure), any charges in connection with any lender’s title policy and one-half ( 1⁄2) of the escrow fee shall be borne and paid by Purchaser.

(c) All other costs, charges, and expenses shall be borne and paid as provided in this Agreement, or in the absence of such provision, in accordance with local custom.

20. Intermediaries. (a) Purchaser and Seller acknowledge and agree that Moran & Company (the “Broker”) has acted as broker in connection with this transaction. Upon Closing, Seller agrees to pay a brokerage commission to Broker per Seller’s separate agreement with Broker.

(b) Seller represents to Purchaser, and Purchaser represents to Seller, that except for Broker, there is no broker, finder, or intermediary of any kind with whom such party has dealt in connection with this transaction. Except as expressly set forth above, if any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party, which obligation shall survive Closing.

21. Destruction of Improvements. (a) If, prior to Closing, any of the improvements on the Premises are damaged or destroyed such that the cost of repair or replacement of such improvements is reasonably likely to exceed SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) (“Material Damage”) or a condemnation proceeding is commenced or threatened in writing by a governmental or quasi-governmental agency with the power of eminent domain (“Condemnation”), then:

(1) Purchaser may elect, within fourteen (14) days from and after receipt of notice from Seller of said damage or destruction, or notice of such Condemnation, by written notice to Seller, to terminate this Agreement. In the event of an election to terminate, the Earnest Money shall be returned to Purchaser and, except for the provisions of this Agreement that expressly survive Closing or earlier termination of this Agreement, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof; or

(2) In the event Purchaser does not timely elect to terminate pursuant to Subsection (1) above, the transaction contemplated hereby shall be closed without a reduction in the Purchase Price, and Seller shall [i] assign to Purchaser all of Seller’s rights in any insurance proceeds or Condemnation award to be paid to Seller in connection with

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such Material Damage or Condemnation, [ii] execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items and [iii] provide Purchaser a credit at Closing equal to the sum of the deductible under Seller’s policy of casualty insurance and the amount by which Purchaser’s written, third party estimate of the cost to repair and restore the Premises exceeds the total casualty insurance coverage (including the aforementioned deductible) or Condemnation award, acting reasonably and in good faith. In such event, any title exception arising by reason of said damage, destruction or Condemnation shall be deemed a Permitted Exception.

(b) If, prior to Closing, any of the improvements on the Premises are damaged or destroyed and such damage is not Material Damage, Purchaser shall remain obligated to close hereunder with no abatement in the Purchase Price. At Closing, Seller shall assign to Purchaser Seller’s rights in any insurance proceeds to be paid to Seller in connection with such damage or destruction, and Purchaser shall receive a credit against the Purchase Price in an amount equal to the deductible amount under Seller’s casualty insurance policy.

22. General Provisions.

(a) Entire Agreement. This written Agreement, including all Exhibits attached hereto and documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained herein.

(b) Amendments in Writing. This Agreement may be amended only by a written memorandum subsequently executed by all of the parties hereto.

(c) Waiver. No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

(d) Time of the Essence. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, any date falling on a Saturday, Sunday or legal holiday when banks are not open for business in Illinois shall be deemed to refer to the next day which is not a Saturday, Sunday, or legal holiday when banks are not open for business in Illinois.

(e) Severability. In the event that any provision of this Agreement shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.

(f) Headings. Headings of sections are for convenience of reference only, and shall not be construed as a part of this Agreement.

(g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefits of the parties hereto, and successors, and assigns, provided, however, that this Agreement may not be assigned by Purchaser without the prior express written consent of Seller.

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Notwithstanding the foregoing, Seller’s consent shall not be required prior to Purchaser’s assignment of this Agreement to an entity that is owned or controlled by Teachers Insurance and Annuity Association of America, a New York corporation, or any affiliate thereof. Any assignment of this Agreement by Purchaser shall be deemed to transfer and assign all of Purchaser’s right, title and interest in and to the Earnest Money to Purchaser’s assignee. No assignment shall be deemed to release Purchaser from its obligations under this Agreement.

(h) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be (a) mailed, (b) sent by Federal Express, UPS or other recognized overnight courier service for next business day delivery, (c) sent by facsimile transmission (provided that such facsimile shall be immediately followed by delivery of such notice pursuant to clause (b) above) or (d) by emailing a .pdf file (provided that such email shall be immediately followed by delivery of such notice pursuant to clause (b) above) to the parties as follows:

IF TO SELLER:

c/o Mesirow Financial

353 North Clark Street

Chicago, Illinois 60654

Attn: Alasdair Cripps and Charles Kendrick

Email: acripps@mesirowfinancial.com

Email: ckendrick@mesirowfinancial.com

with copies to:

TigerLaw

220 North Green Street

Chicago, Illinois 60607

Attn: Nat Piggee, Esq.

Email: nat@tigerlaw.com

and in the case of notices directed to Purchaser:

c/o TH Real Estate

333 West Wacker Drive, 28th Floor

Chicago, Illinois 60606

Attn: Thomas Minkowicz

Email: thomas.minkowicz@threalestate.com

with copies to:

c/o Nuveen

4675 MacArthur Court, Suite 1100

Newport Beach, California 92660

Attn: William M. Miller, Esq.

Email: william.miller@nuveen.com

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

and:

Seyfarth Shaw LLP

620 Eighth Avenue, 33rd Floor

New York, New York 10018

Attn: Eric L. Sidman, Esq. & Kristy M. Docabo, Esq.

Email: esidman@seyfarth.com

kdocabo@seyfarth.com

or to such additional or other persons, at such other address or addresses as may be designated by notice from Purchaser or Seller, as the case may be, to the other. Notices by mail shall be sent by United States certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given and effective three (3) business days following posting in the United States mails. Notices by overnight courier shall be deemed given and effective on the first (1st) business day following the delivery thereof to Federal Express, UPS or another recognized overnight courier service. Notices by email shall be deemed given and effective on the date of transmission provided that the transmission of such email is followed by mail or overnight courier as provided above. Each attorney set forth above is authorized to deliver notices for his or her client under this Agreement. Any party may change its address for the service of notice by giving written notice of such change to the other party in any manner above specified.

(i) Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Illinois.

(j) Counterparts. This Agreement may be executed via multiple signed copies delivered by the parties via e-mail, or any other means permitted under the Electronic Signatures Act. Each such copy will be considered an original and, when fully assembled with the executed counterparts of all other parties, will be deemed to constitute a fully executed original.

(k) Attorneys’ Fees. In the event of any action or proceeding brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover all costs and expenses including its attorneys’ fees in such action or proceeding in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision. If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

(l) Construction. This Agreement shall not be construed more strictly against Seller merely by virtue of the fact that the same has been prepared by Seller or its counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement. All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders and any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

(m) No Recording of Agreement. Neither this Agreement nor any memorandum or evidence hereof shall be recorded in any public records by Purchaser. If so recorded by Purchaser, this Agreement shall be deemed ipso facto canceled and terminated, the Earnest Money shall thereupon be forfeited to Seller, and Purchaser shall have no further interest in the Premises, pursuant to this Agreement or otherwise. Recordation of a lis pendens simultaneously with Purchaser’s filing of an action seeking specific performance under Section 18(b)(2) shall not be deemed to constitute a filing or recordation in violation of this provision.

(n) Full Performance. The delivery of the Deed by Seller and the delivery of possession of the Property to Purchaser shall be deemed the full performance and discharge of every obligation on the part of the Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this Agreement to survive the Closing.

(o) Confidentiality. Purchaser’s obligation to maintain the confidentiality of data and information obtained with respect to the operation and management of the Property under this Agreement shall be governed by Section 7 of the Access Agreement, which is hereby deemed amended to terminate as of the first (1st) anniversary of the Effective Date. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement. In the event of a breach or threatened breach by Purchaser or its agents, consultants and/or lenders of this paragraph, Seller shall be entitled to an injunction restraining Purchaser from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.

(p) Disclosures. Neither party shall issue a press release or make any other public disclosure with respect to the transaction contemplated hereunder without the prior written consent of the other party. Notwithstanding the foregoing, to the extent Purchaser is advised by its legal counsel that Purchaser is required by applicable laws or regulations, or the rules and regulations of any applicable securities exchange or securities regulator, to make public disclosure of the existence of this Agreement, the terms of this Agreement or the transactions contemplated herein, Purchaser may make such public disclosure, without the consent of Seller, to the extent deemed necessary by Purchaser or Purchaser’s legal counsel. Seller and Purchaser each acknowledges that damages might not be an adequate remedy for a violation of the above provisions of this Section 22(p), and that such non-disclosing party shall be entitled to injunctive relief for any such violation.

(q) Business Day. In the event that any date or any period provided for in this Agreement shall end on a Saturday, Sunday or legal or banking holiday, the applicable date or period shall be extended to the first business day following such Saturday, Sunday or legal or banking holiday.

(r) SEC Regulation S-X. Purchaser has advised Seller that Purchaser is subject to U.S. Securities and Exchange Commission (the “SEC”) Regulation S-X (17 CFR part 210) and that consummation of the transaction contemplated by this Agreement may require Purchaser to prepare and file audited income statements for the Property with respect to periods prior to the Closing (the “Reg S-X Filing”). At all times prior to the expiration of the Limitation Period, Seller will make commercially reasonable efforts to assist Purchaser in Purchaser’s preparation its Reg S-X Filing, subject to the following.

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

(1) The preparation and filing of any Reg S-X Filing shall be the sole and exclusive responsibility of Purchaser. Seller shall not be deemed to have evaluated, prepared or filed any Reg S-X Filing. Seller makes no, and shall not be deemed to have made any, representation or warranty with respect to any of the information, assistance or materials provided with respect to any Reg S-X Filing.

(2) All assistance will be provided at Purchaser’s sole cost and expense.

(3) Seller’s obligation under this Section will automatically terminate upon the expiration of the Limitation Period.

(4) Purchaser will indemnify, defend with counsel reasonably acceptable to and hold Seller and its members, managers, employees, agents and affiliates harmless from and against any and all claims, liabilities, losses, costs, judgments, settlements, penalties, fines and expenses (including attorneys’ fees and legal expenses related to such defense) of any kind or type asserted against or incurred by any of the foregoing in connection with the Reg S-X Filings, which obligation shall survive expiration of the Limitation Period indefinitely.

[SIGNATURE PAGE FOLLOWS]

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

IN WITNESS WHEREOF, the parties have caused this Real Estate Sale Agreement to be executed as of the Effective Date set forth above.

SELLER:

MFREVE-KIRKLA CROSSING, LLC, a Delaware limited liability company

BY:	/s/ Alasdair R.J. Cripps
Alasdair R.J. Cripps, President

PURCHASER:

THERE GLOBAL INVESTMENTS LLC, a Delaware limited liabilities company

BY:
Name:
Title:

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

IN WITNESS WHEREOF, the parties have caused this Real Estate Sale Agreement to be executed as of the Effective Date set forth above.

SELLER:

MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company

By:
Alasdair R.J. Cripps, President

PURCHASER:

THRE GLOBAL INVESTMENTS LLC, a Delaware limited liability company

By:	\s\ Thomas Minkowicz
Name:	Thomas Minkowicz
Title:	Authorized Signer

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS		DESCRIPTIONS
1.	EXHIBIT A	LEGAL DESCRIPTION
2.	EXHIBIT B	LIST OF SERVICE CONTRACTS
3.	EXHIBIT C	FORM OF DEED
4.	EXHIBIT D	FORM OF BILL OF SALE
5.	EXHIBIT E	FORM OF TENANT LETTER
5.	EXHIBIT F	FORM OF ASSIGNMENT AND
ASSUMPTION OF LEASES, SERVICE
CONTRACTS AND INTANGIBLE
PROPERTY
6.	EXHIBIT G	FORM OF FIRPTA AFFIDAVIT
8.	EXHIBIT H	OWNER’S AFFIDAVIT
9.	EXHIBIT I	CERTIFICATE OF REPRESENTATIONS
AND WARRANTIES
SCHEDULES		DESCRIPTIONS
1.	6(a)(3)	LITIGATION
2.	6(a)(4)	RENT ROLL
3.	6(a)(11)	TANGIBLE PROPERTY

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

LOT A OF KIRKLAND CROSSING UNIT 2, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 28, 2002 AS DOCUMENT 2002K138365 IN THE CITY OF AURORA, KANE COUNTY, ILLINOIS.

Permanent Index Number: 12-36-153-002

Permanent Index Number: 12-36-330-011

Exhibit A — Page 1

EXHIBIT B

LIST OF SERVICE CONTRACTS

[To be inserted]

Exhibit B — Page 1

Contract Summary | 8/23/2017 | Marquette | Kirkland Crossing

Community Name	State	Vendor	Service	Start Date	Cancel Date	Cancel Notice	End Date	Cost
Kirkland Crossing	IL	Alarm Detection Systems Inc	Alarm Systems	10/13/2013	09/12/2018	30	10/12/2018	$551.98
Kirkland Crossing	IL	Apartment List	Leasing Service	09/18/2014	M2M	M2M	M2M	$329.00
Kirkland Crossing	IL	Apartments.com	Online	10/29/2016	09/28/2017	30	10/28/2017	$475.00
Kirkland Crossing	IL	Brook Furniture Rental	Furniture Rental	07/01/2015	M2M	M2M	M2M
Kirkland Crossing	IL	Comcast 1	Cable Television, Internet	03/31/2016	01/29/2022	60	03/30/2022
Kirkland Crossing	IL	Cort Business Services	Furniture Rental	05/11/2016	M2M	M2M	M2M
Kirkland Crossing	IL	General Pest	Pest Control	03/27/2015	M2M	M2M	M2M	$200.00
Kirkland Crossing	IL	Groot Industries Inc	Waste Removal	12/15/2014	M2M	M2M	M2M	$1,400.00
Kirkland Crossing	IL	Hanson Landscape Design	Snow Removal	11/03/2015	10/16/2018	30	11/15/2018
Kirkland Crossing	IL	Hanson Landscape Design	Landscaping	04/01/2016	10/31/2018	30	11/30/2018	$43,290.00
Kirkland Crossing	IL	Package Concierge	package room	10/28/2016	annual	30	10/27/2017	$266.00
Kirkland Crossing	IL	LeaseLabs-DZAP Group	Online	07/31/2016	M2M	M2M	M2M
Kirkland Crossing	IL	Muzak	Music Entertainment	04/03/2015	01/02/2018	90	04/02/2018	$35.00
Kirkland Crossing	IL	RAM Fire Protection	Fire Inspection	03/10/2015	02/08/2016	30	03/09/2016	$4,500.00
Kirkland Crossing	IL	ReachLocal	Marketing	04/01/2017	M2M	M2M	M2M	$1,300.00
Kirkland Crossing	IL	RealPage	Yieldstar	11/29/2016	M2M	M2M	M2M
Kirkland Crossing	IL	ReviewPush LLC	Marketing	11/28/2014	M2M	M2M	M2M
Kirkland Crossing	IL	Yankee Candle/Scent Systems	General Supplier	08/01/2015	06/01/2018	60	07/31/2018	$2,193.00
Kirkland Crossing	IL	Yardi	Software	05/05/2017	04/04/2018	30	05/04/2018
Kirkland Crossing	IL	Yelp	Online	02/15/2017	12/31/2017	45	02/14/2018
Kirkland Crossing	Il	Conservice	Software	2/1/2012	M2M
Kirkland Crossing	IL	Zillow Rental Network	Marketing	04/01/2017	M2M	M2M	M2M	$400.00
Kirkland Crossing	IL	Zumper Network	Lead Tracking	05/10/2017	M2M	M2M	M2M

Cost Period	Auto Renew	Notes
Monthly	YES
Per-Service
corporate master contract - non transferrable
Monthly	YES	corporate master contract - non transferrable
as needed		corporate master contract - non transferrable
as needed		corporate master contract - non transferrable
Monthly
Monthly

monthly	yes
corporate master contract - non transferrable
Monthly		corporate master contract - non transferrable
Annual
Monthly		corporate master contract - non transferrable
corporate master contract - non transferrable
corporate master contract - non transferrable
Monthly	YES	corporate master contract - non transferrable
Annual	YES	corporate master contract - non transferrable
corporate master contract - non transferrable
corporate master contract - non transferrable
Monthly		corporate master contract - non transferrable
corporate master contract - non transferrable

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

EXHIBIT C

FORM OF DEED

THIS INSTRUMENT WAS PREPARED BY:

TigerLaw

220 North Green Street

Chicago, Illinois 60607

Attn: Nat Piggee

AFTER RECORDING RETURN TO:

MAIL TAX BILLS TO:

Parcel Number:

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED (this “Deed”) is made as of                          , 2017 by MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company authorized to do business in Illinois and having an address at c/o Mesirow Financial, 353 North Clark Street, Chicago, Illinois 60654 (“Grantor”) in favor of                  authorized to do business in Illinois and having an address at                                          (“Grantee”).

W I T N E S S E T H:

That Grantor, for and in consideration of the sum of $10.00 and other good and valuable considerations, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, and convey unto Grantee and Grantee’s heirs, successors and assigns, in and to the following described land (the “Land”) in Kane County, Illinois:

See Exhibit “A” attached hereto and incorporated herein by reference for the description of the Land conveyed herein.

TOGETHER with all the tenements, hereditaments, easements, privileges, rights-of-way, land underlying adjacent streets or roads appurtenant to the Land, and all other appurtenances thereto belonging or in any way appertaining.

TOGETHER with all buildings, structures, fixtures, improvements and other facilities now or hereafter located on the Land.

TO HAVE AND TO HOLD the same unto Grantee and Grantee’s heirs, successors and assigns in fee simple forever.

This conveyance is made subject only to matters described on Exhibit “B” attached hereto.

Exhibit C — Page 1

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

And Grantor does hereby covenant with Grantee that, except as noted above, title to the Land is free from all encumbrances, and that Grantor will warrant and defend the same against the lawful claims and demands of all persons claiming by, through or under Grantor (except as noted above), but against none other.

(THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK)

Exhibit C — Page 2

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

IN WITNESS WHEREOF, Grantor has executed this Deed the day and year first above-written.

GRANTOR:

MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company

BY:
Alasdair R.J. Cripps, President

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this             day of             2017, by Alasdair R.J. Cripps, President of MFREVF-Kirkland Crossing, LLC, on behalf of the company. He is personally known to me or has produced             as identification.

Print Name:
(Notary Public)
My Commission Expires:

(AFFIX NOTARY SEAL)

Exhibit C — Page 3

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

Exhibit A to Special Warranty Deed

Legal Description

[Attached]

Exhibit C — Page 4

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

Exhibit B to Special Warranty Deed

Permitted Exceptions

[Attached]

Exhibit C — Page 5

EXHIBIT D

BILL OF SALE

MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company (“Seller”), for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, does hereby quitclaim, sell, assign, transfer and set over to [            ] (“Purchaser”), all of its right, title and interest, if any, in and to any Personal Property located on and used in connection with the Premises. Seller warrants that it owns such Personal Property free and clear of liens and encumbrances of any persons claiming by, through or under Seller. Except as expressly set forth in the immediately preceding sentence, Seller makes no warranties of any kind or nature whatsoever, express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose, any and all such warranties being hereby expressly disclaimed.

Capitalized terms used herein shall have the meanings given to them in that certain Real Estate Sale Agreement, dated as of             , 2017, between Seller and Purchaser.

IN WITNESS WHEREOF, Seller has caused this bill of sale to be signed and sealed in his name by its officer thereunto duly authorized this             day of             , 2017.

SELLER:

MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company

BY:
Alasdair R.J. Cripps, President

Exhibit D — Page 1

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

EXHIBIT E

December     , 2017

Tenants of the Apartments at Kirkland Crossing

3055 Riverbirch Drive

Aurora, IL 60502

Re:	Sale to [TH Real Estate Title-Holding Entity]

Dear Tenants:

You are hereby notified that the undersigned (“Seller”) sold the property commonly known as The Apartments at Kirkland Crossing, 3055 Riverbirch Drive, Aurora, IL 60502 (which contains your leased premises) to a new owner named [TH Real Estate Title-Holding Entity] (“New Owner”) as of the date set forth above.

In connection with such sale, Seller has assigned and transferred to the New Owner all of Seller’s right, title and interest in and to your lease and any and all security deposits relating thereto, if any, and the New Owner has assumed and agreed to perform all of the landlord’s obligations under your lease arising on and after the date of this letter. Accordingly, (a) all of your obligations under your lease from and after the date of this letter, including your obligation to pay rent, shall be performable to and for the benefit of the New Owner, its successors and assigns, and (b) all of the obligations to repay or account for any security deposits received in connection with your lease shall be the obligation of the New Owner, its successors and assigns.

Unless and until you are otherwise notified in writing by the New Owner, the address of the New Owner for all purposes under your Lease (including the payments of rents, the recoupment of security deposits, if any, and the giving of any notices provided for in your Lease) is:

Owner:	[TH Real Estate Title-Holding Entity]
Property Manager:	Company Name:
Address:
Contact Person:
Telephone Number:
Email Address:

Very truly yours,

MFREVF-KIRKLAND CROSSING, LLC

BY:
ITS:	Authorized Agent

Exhibit E — Page 1

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

EXHIBIT F

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, SERVICE CONTRACTS AND INTANGIBLE PROPERTY (this “Assignment”) is entered into as of the             of             , 2017 (the “Effective Date”), between MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company (“Assignor”) and [            , a             ] (“Assignee”)

RECITALS

Assignor has conveyed to Assignee that certain parcel of real property and improvements located at 3055 Riverbirch Drive, Aurora, Kane County, Illinois 60502 pursuant to that certain Real Estate Sale Agreement, dated as of             , 2017 (the “Agreement”) by and between Assignor, as seller, and Assignee, as buyer. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Agreement.

Assignor now desires to assign and transfer to Assignee all of Assignor’s right, title and interest in, to and under the Leases, the Assumed Service Contracts and the Intangible Property.

1. Property. The “Property” means the real property located at 3055 Riverbirch Drive, Aurora, Kane County, Illinois 60502 legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements located thereon, as further described in the Agreement.

2. Leases. The “Leases” means those leases and occupancy agreements affecting the Property which are described in Exhibit B attached to this Assignment.

3. Service Contracts. “Assumed Service Contracts” means those agreements which are listed on Exhibit C attached to this Assignment.

4. Intangible Property. “Intangible Property” shall have the meaning set forth in the Agreement.

5. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases, the Assumed Service Contracts and the Intangible Property.

6. Assumption. Assignee hereby assumes and agrees to perform the obligations of Assignor under the Leases, the Assumed Service Contracts and the Intangible Property which accrue and are attributable to the period from and after the Effective Date. Additionally, Assignee agrees to pay all monetary obligations when due under the Assumed Service Contracts arising before the Effective Date to the extent Assignee received a credit on the settlement statement in connection with its purchase of the Property.

7. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

Exhibit F — Page 1

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

8. Counterparts. This Assignment may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

9. Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of this             day of             , 2017.

ASSIGNOR:
MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company

By:
Alasdair R.J. Cripps, President

ASSIGNEE:

By:

Name:

Its:

Exhibit F — Page 2

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

EXHIBIT G

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code, as amended, provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee (hereinafter defined) that withholding of tax is not required upon the disposition of a United States real property interest by MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company (the “Transferor”) to [            ] (collectively, the “Transferee”) relating to the real property described on Schedule A hereto (the “Transferred Interests”), the undersigned, being first duly sworn upon oath, does hereby depose and say, and does hereby on behalf of the Transferor represent that the following is true as of the date hereof:

1. Alasdair R.J. Cripps is the President of the Sole Manager of the Transferor, and is familiar with the affairs and business of the Transferor;

2. The Transferor is not a foreign person; that is, the Transferor is not a nonresident alien, a foreign corporation, foreign partnership, foreign trust or foreign estate (as all such terms are defined in the Internal Revenue Code of 1986, as amended, and United States Treasury Department Income Tax Regulations in effect as of the date hereof);

3. The Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

4. Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii).

5. The Transferor’s United States employer identification number is             ; and

6. The Transferor’s office address and principal place of business is c/o Mesirow Financial, 353 North Clark Street, Chicago, Illinois 60654.

The undersigned and the Transferor understand that this affidavit and certification may be disclosed to the United States Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

All terms (whether capitalized or not) used but not defined herein shall have the same respective meanings as in the Internal Revenue Code of 1986, as amended, and the United States Treasury Department Income Tax Regulations in effect as of the date hereof.

Under penalties of perjury, we declare that we have examined this affidavit and certificate, and to the best of our knowledge and belief, it is true, correct and complete. We further declare that we have authority to sign this affidavit and certificate on behalf of the Transferor

Exhibit G — Page 1

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

IN WITNESS WHEREOF, Transferor has executed and delivered this FIRPTA Affidavit as of             , 2017.

TRANSFEROR:
MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company

By:
Alasdair R.J. Cripps, President

STATE OF	}
	}	SS.
COUNTY OF	}

I, the undersigned a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that the above named Alasdair R.J. Cripps, being the President of Transferor’s Sole Manager, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such President, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said company for the uses and purposes therein set forth.

Given under my hand and Notary Seal, this             day of             , 2017.

Notary Public
My Commission Expires:

SCHEDULE A

TO

FIRPTA AFFIDAVIT

LEGAL DESCRIPTION

Exhibit G — Page 2

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

EXHIBIT H

FORM OF OWNER’S AFFIDAVIT

STATE OF	)
	)	ss	Policy/File No.
COUNTY OF	)		Effective Date: (“Commitment”)

The undersigned, (the “Affiant”), not personally, but solely in his capacity as President of MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company having a business address of c/o Mesirow Financial, 353 North Clark Street, Chicago, Illinois 60654 (“Owner”), the undersigned in his capacity as aforesaid, for and on behalf of the Owner certifies to the best of his knowledge that:

1. That Affiant is duly authorized to make this affidavit on behalf of the Owner.

2. That the Owner is the titleholder of that certain real property described in the above-referenced Title Commitment, commonly known as The Apartments at Kirkland Crossing, 3055 Riverbirch Drive, Aurora, IL 60502 (the “Property”).

3. That the Owner is entitled to possession of the Property, and there is no other person or entity in possession who has any right in the Property other than those tenants in possession located on the Property and listed on the rent roll attached hereto as Exhibit “A”*.

4. That the Owner has not entered into any written agreement, nor is the Owner aware of anyone else entering into any written agreement with any real estate broker, as defined in the Real Estate license Act of 1983, nor is Owner aware of anyone who has provided licensed services that resulted in the procuring of a person or entity for the purpose of buying, selling, or otherwise conveying or acquiring any interest in the Property, other than customary agreements with leasing brokers in connection with the Property, except as otherwise shown in the Commitment.

5. That all real estate taxes, special assessments, water and sewer charges and management fees, if any, are fully paid.

6. That there are no unrecorded labor, mechanics’, or materialmen’s liens against the Property, and no material has been furnished to or labor performed upon the Property, except such that have been paid for in full.

7. That there are no unrecorded options or contracts to purchase, contracts for deed or mortgage commitments, sales agreements, participation agreements, mortgages, or unrecorded deeds, easements or rights-of-way for users or adverse interest with respect to the Property.

8. That there are no unrecorded existing tenancies, leases or other occupancies affecting the Property, except as shown in Exhibit “A” attached hereto, and that such unrecorded tenancies, leases or other occupancies, if any, contain no options to purchase the Property or rights of first refusal.

9. That there is no action or proceeding, including but not limited to bankruptcy, which is now pending against Owner in any State or Federal Court, nor is there any attachment,

Exhibit H — Page 3

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

judgment or other encumbrance which may now constitute a lien upon the Property, nor are there any claims or pending claims against Owner which may be satisfied through a lien or attachment against the Property.

10. That the Owner has received no written notice (except as may have been disclosed in the public records of the applicable jurisdiction) of an officially proposed or pending special assessment or a pending taking of any portion of the Property by any governmental body; and to the undersigned’s knowledge, there has been no work done on the Property, nor notice received that work is to be done on the Property by the municipality (county, city, borough or township), or at its direction, including but not limited to the installation of water or sewer lines or of other utilities, or for improvements such as paving or repaving of streets or alleys, or the installation of curbs and sidewalks.

11. That Owner has received any and all partnership and/or membership consents and/or corporate resolutions necessary in order to authorize the conveyance and/or mortgage of the Property. Should Stewart request a copy of the consents and/or resolutions, Owner shall furnish copies within a reasonable time period.

12. That Owner is not a “Foreign Person,” but rather is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), and that Owner is not a “Disregarded Transferor” as defined in the Code, and that Owner’s true and correct United States taxpayer identification number (or Social Security number) is set forth below opposite the signature of Owner. Owner is making the statements set forth herein for the purpose of releasing the Purchaser and/or Settlement Agent from any withholding obligation which might otherwise be imposed under Section 1445(a) of the Code.

13. That the Owner has not made or caused to be made any structural improvements or structural additions to existing improvements on the Property since            , the date of the separate surveys of                made by            , of                , each of which surveys is an accurate and complete representation of                , respectively, of the Property and all improvements and number of parking spaces located thereon as of the date hereof.

THIS AFFIDAVIT is made for the purpose of inducing STEWART TITLE GUARANTY COMPANY to issue a title insurance policy or other title evidence, and if acting as escrowee or closing agent, then to disburse any funds held as escrowee or closing agent. Affiant hereby indemnifies and agrees to save harmless STEWART TITLE GUARANTY COMPANY against any damages or expense, including attorney fees, sustained as a result of any of the foregoing matters not being true and accurate and further indemnifies STEWART TITLE GUARANTY COMPANY as to defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing on the public records or attaching subsequent to the most recent effective date of the above-referenced Commitment but prior to the effective date of such title insurance policy or policies or other title evidence.

Exhibit H — Page 4

REAL ESTATE SALE AGREEMENT

THE APARTMENTS AT KIRKLAND CROSSING (AURORA, ILLINOIS)

Nothing in this Affidavit shall affect in any way title insurance coverage heretofore provided to Owner by STEWART TITLE GUARANTY COMPANY or its affiliates, or their respective predecessors-in-interest, with respect to the Property.

Dated as of this         day of                 , 20

AFFIANT:

ALASDAIR R.J. CRIPPS, not personally, but solely in his capacity as President of Owner

Sworn to and subscribed before me this             day of                 , 2017.

*	ATTACH EXHIBIT “A” CURRENT RENT ROLL

Exhibit H — Page 5

EXHIBIT I

FORM OF CERTIFICATE OF REPRESENTATIONS AND WARRANTIES

THIS CERTIFICATION is made as of December             , 2017 by MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company (“Seller”), in favor of THRE GLOBAL INVESTMENTS LLC, a Delaware limited liability company (“Purchaser”).

Subject to the qualifications and limitations set forth in the Agreement (as hereinafter defined), Seller hereby certifies to Purchaser that the representations and warranties of Seller set forth in Section 6(a) of that certain Real Estate Sale Agreement between Seller and Purchaser dated as of November __, 2017 (the “Agreement”) are true and correct in all material respects as of the date hereof, except as to:

(a)	The Rent Roll attached hereto as Exhibit A replaces the Rent Roll attached to the Agreement as Schedule 6(a)(4); and

(b)	[Add other items which constitute a change in a representation and warranty].

The representations and warranties set forth in Section 6(a) of the Agreement, as updated by this Certificate of Seller’s Representations and Warranties, will survive only for the Limitation Period (as defined in the Agreement).

This certificate is delivered pursuant to Section 14(h) of the Agreement.

MFREVF-KIRKLAND CROSSING, LLC, a Delaware limited liability company

By:
Alasdair R.J. Cripps, President

Exhibit I — Page 1

SCHEDULE 6(a)(3)

LITIGATION

None.

SCHEDULE 6(a)(4)

RENT ROLL

[Attached]